Exhibit (a)(i)

SEP 11 2026

BROOKMONT PRE-IPO AI INTERVAL FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:           The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:      The name of the statutory trust (the "Trust") is:

   Brookmont Pre-IPO AI Interval Fund

THIRD:          The name and business address of the Trust's resident agent are Capitol Corporate Services, Inc., 3206 Tower Oaks Blvd, 4th Floor, Rockville, MD 20852.

FOURTH:      The address of the Trust's principal office in the State of Maryland is c/o Capitol Corporate Services, Inc., 3206 Tower Oaks Blvd, 4th Floor, Rockville, MD 20852.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of his knowledge and belief, the facts stated herein are true.

[Signature Page Follows]

CUST ID: 0004068006

WORK ORDER: 0005284580

DATE: 09-11-2026 12:20 PM

AMT. PAID: $569.00

IN WITNESSS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 9th day of September, 2026.

/s/ Ethan Powell
Ethan Powell

Title:	Trustee

Signature Page to Certificate of Trust for

Brookmont Pre-IPO AI Interval Fund